UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

BYLOG GROUP CORP.

(Exact name of Company as specified in its charter)

Nevada	333-211808	37-1791003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84/1 Bilang, Hutan #402,

Dalian City, Liaoning Province, 116013, China

(Address of principal executive offices) (Zip Code)

+86 (775) 430-5510

Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On December 30, 2020, WWC, P.C. (“WWC”) resigned as the independent registered public accounting firm of Bylog Group Corp. (the “Company”), effectively immediately.

WWC has not issued any report on the consolidated financial statements of the Company prior to its resignation.

Since its engagement as the Company’s independent registered public accounting firm on September 13, 2018 and through December 30, 2020, there were no disagreements between the Company and WWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of WWC, would have caused WWC to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent fiscal years ended March 31, 2019 and 2020, and for the subsequent interim period through December 30, 2020, there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure that our disclosure controls and procedures were not effective to ensure that information required to be disclosed in the reports that the Company filed or submitted under the Securities Exchange Act of 1934, as amended, is (i) recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission (“SEC”) rules and forms and (ii) accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished WWC with a copy of this Current Report on Form 8-K on December 30, 2020, providing WWC with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of WWC’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

On December 30, 2020, in connection with the resignation of WWC, upon the approval of its sole director, the Company engaged JLKZ CPA LLP (“JLKZ”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

During the Company’s two most recent fiscal years ended March 31, 2019 and 2020, and for the subsequent interim period through December 30, 2020, neither the Company nor anyone on its behalf consulted JLKZ regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that JLKZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from WWC, P.C., dated December 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bylog Group Corp.

Dated: December 31, 2020	By:	/s/ Dehang Zhou
Dehang Zhou
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from WWC, P.C., dated December 30, 2020